Exhibit 99.1

FOR IMMEDIATE RELEASE                         Contact:   Michael Oakes
---------------------                                    Chief Financial Officer
                                                         (919) 883-4171

  JAMES RIVER GROUP REPORTS FIRST QUARTER NET INCOME OF $10.1 MILLION OR $0.63
                               PER DILUTED SHARE
                         ------------------------------

    ACHIEVES AN 18.5% ANNUALIZED RETURN ON AVERAGE EQUITY AND 17.5% GROWTH IN
                             GROSS WRITTEN PREMIUMS

CHAPEL HILL, North Carolina - (April 30, 2007) - James River Group, Inc. (NASDAQ: JRVR) today announced financial results for the first quarter ended March 31, 2007.

Highlights for the first quarter include:
      o Net income in 2007 of $10.1 million, or $0.63 per diluted share compared to net income of $6.8 million, or $0.43 per diluted share in the first quarter of 2006;
      o     An annualized return on average stockholders' equity of 18.5%;
      o A combined ratio of 83.3% compared to 85.8% for the first quarter of the prior year;
      o An underwriting profit of $10.1 million compared to $6.8 million in the first quarter of the prior year; and
      o Overall growth in gross written premiums of 17.5% to $80.1 million in the quarter -- from $68.2 million in the first quarter of 2006. Growth in casualty lines was 21.0% to $73.4 million from $60.6 million in the first quarter of 2006. Gross written premiums in property lines decreased from $7.5 million to $6.7 million.

Earnings per diluted share for the first quarter of 2007 were $0.63 compared to $0.43 for the same period in 2006. Diluted shares outstanding were 16.2 million at March 31, 2007 and exceeded those at March 31, 2006 of 15.9 million. Results for the quarter ended March 31, 2007 include net after-tax favorable reserve development on prior accident years of direct business written by the Company of $1.9 million. In the prior year, the favorable reserve development was $1.5 million.

For the quarter ended March 31, 2007, the Excess and Surplus Insurance segment wrote $65.5 million in gross written premiums reflecting a 13.3% increase over the $57.8 million written in the same period in 2006. Casualty gross written premiums, which represent the largest portion of the premiums written by the Excess and Surplus Insurance segment, totaled $58.8 million for the quarter, a 16.9% increase over the $50.2 million written in the same period in 2006.

The Excess and Surplus Insurance segment's combined ratio was 82.8% and 79.5% for the quarter ended March 31, 2007 and 2006, respectively.

The Workers' Compensation Insurance segment wrote $14.6 million in gross written premiums for the quarter ended March 31, 2007 for a 40.5% increase over the $10.4 million written in the same period in 2006. The Workers' Compensation Insurance segment's combined ratio was 77.9% for the first quarter of 2007 and benefited from both low claims frequency and low claims severity during the quarter. The Workers' Compensation Insurance segment loss ratio of 49.5% included 7.2 points of favorable reserve development on prior accident years of direct business written by the Company. The combined ratio for the Workers' Compensation Insurance segment was 107.6% for the same period in the prior year.

                                    - MORE -

  300 Meadowmont Village Circle, Suite 333 o Chapel Hill, North Carolina 27517
                                o 919.883.4171 o
                                Fax 919.883.4177
                            www.james-river-group.com

JRVR Announces First Quarter Results
Page 2
April 30, 2007

J. Adam Abram, President and Chief Executive Officer, said, "We are pleased to report these good results to our shareholders. Each of our underwriting segments continued to produce excellent results, our annualized return on average equity of 18.5% was attractive and our book value per share increased to $14.76 during the quarter even after our first quarterly dividend of $0.15 per share."

Mr. Abram continued, "Our management teams found opportunities to grow each of our segments. Our Workers' Compensation Insurance segment had a great quarter with substantial premium growth and low claims costs. Our Excess and Surplus Insurance segment also grew significantly even in the face of increasing competition. We believe our low expense ratio business model is very powerful in this environment."

"Looking forward to the balance of 2007," Mr. Abram added, "we anticipate our gross written premiums will increase between 10% and 20% over the prior year and that our return on average equity will be 15% or greater."

James River Group will hold a conference call to discuss this press release tomorrow, May 1, 2007, at 9:00 a.m. Eastern time. Investors may access the conference call via internet by going to www.james-river-group.com and clicking on the Investor Relations link, or by going to www.earnings.com. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call for seven days at (617) 801-6888 (passcode: 22688670) and at the websites referenced above.

Certain matters discussed in this release are forward-looking statements, including but not limited to the Company's outlook for 2007, expected growth in gross written premiums and return on average equity. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company's outlook and other risks described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2006. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina and, in 2007, Virginia.


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
JRVR Announces First Quarter Results
Page 3
April 30, 2007

                    James River Group, Inc. and Subsidiaries
                   Summarized Consolidated Balance Sheet Data
                                   (Unaudited)

                                                                    March 31,          December 31,
                                                                       2007                2006
                                                                 -----------------   -----------------
                                                                  ($ in thousands, except for share
                                                                                data)
ASSETS
Investments available-for-sale, at fair value:
   Fixed maturity securities                                      $       519,122    $        486,016
   Equity securities                                                       17,080               8,703
                                                                 -----------------   -----------------
Total investments                                                         536,202             494,719

Cash and cash equivalents                                                  33,281              40,319
Accrued investment income                                                   5,580               5,471
Premiums receivable and agents' balances                                   34,128              34,862
Reinsurance recoverable on unpaid losses                                   91,926              90,495
Reinsurance recoverable on paid losses                                      3,522               7,041
Deferred policy acquisition costs                                          15,730              15,005
Other assets                                                               54,107              53,809
                                                                 -----------------   -----------------
Total assets                                                      $       774,476    $        741,721
                                                                 =================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Reserve for losses and loss adjustment expenses                   $       324,356    $        300,294
Unearned premiums                                                         133,690             131,286
Senior debt                                                                15,000              15,000
Junior subordinated debt                                                   43,300              43,300
Funds held                                                                 13,778              15,567
Other liabilities                                                          20,930              21,882
                                                                 -----------------   -----------------
Total liabilities                                                         551,054             527,329

Total stockholders' equity                                                223,422             214,392
                                                                 -----------------   -----------------
Total liabilities and stockholders' equity                        $       774,476    $        741,721
                                                                 =================   =================

Debt to total capitalization ratio                                          20.7%               21.4%
Book value per share including accumulated other
   comprehensive loss                                             $         14.76    $          14.18
Book value per share excluding accumulated other
   comprehensive loss                                             $         14.81    $          14.27
Common shares outstanding                                              15,136,208          15,117,308

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

JRVR Announces First Quarter Results
Page 4
April 30, 2007

                    James River Group, Inc. and Subsidiaries
                  Summarized Consolidated Income Statement Data
                                   (Unaudited)

                                                      Three Months Ended
                                                            March 31,
                                             -----------------------------------
                                                   2007               2006
                                             ------------------  ---------------
                                             ($ in thousands, except for share
                                                             data)
REVENUES
Gross written premiums                        $         80,088   $       68,165
                                             ==================  ===============
Net written premiums                          $         63,870   $       53,688
                                             ==================  ===============

Net earned premiums                           $         60,249   $       48,089
Net investment income                                    5,771            3,993
Net realized investment losses                              (8)             (35)
Other income                                                70               42
                                             ------------------  ---------------
Total revenues                                          66,082           52,089

EXPENSES
Losses and loss adjustment expenses                     34,268           29,217
Other operating expenses                                15,909           12,025
Interest expense                                         1,284              777
                                             ------------------  ---------------
Total expenses                                          51,461           42,019
                                             ------------------  ---------------
Income before taxes                                     14,621           10,070
Federal income tax expense                               4,494            3,241
                                             ------------------  ---------------
NET INCOME                                    $         10,127   $        6,829
                                             ==================  ===============

EARNINGS PER SHARE
   Basic                                      $           0.67   $         0.45
                                             ==================  ===============
   Diluted                                    $           0.63   $         0.43
                                             ==================  ===============

Weighted-average common shares outstanding:
   Basic                                            15,124,368       15,075,771
                                             ==================  ===============
   Diluted                                          16,156,456       15,894,193
                                             ==================  ===============
Cash dividends declared per common            $           0.15   $         0.00
   share
                                             ==================  ===============

Ratios:
   Loss ratio                                             56.9%            60.8%
   Expense ratio                                          26.4%            25.0%
   Combined ratio                                         83.3%            85.8%

Annualized return on average
   stockholders' equity                                   18.5%            15.3%


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

JRVR Announces First Quarter Results
Page 5
April 30, 2007

                    James River Group, Inc. and Subsidiaries
                                 Segment Results

EXCESS AND SURPLUS INSURANCE

                                               Three Months Ended
                                                     March 31,
                                             ---------------------------
                                                 2007           2006
                                             --------------  -----------
                                                 ($ in thousands)

Gross written premiums                        $     65,479   $   57,768
                                             ==============  ===========
Net written premiums                          $     49,623   $   44,576
                                             ==============  ===========

Net earned premiums                           $     47,389   $   39,584
Losses and loss adjustment expenses                 27,903       22,367
Underwriting expenses                               11,314        9,086
                                             --------------  -----------
Underwriting profit (a)                       $      8,172   $    8,131
                                             ==============  ===========

Ratios:
   Loss ratio                                         58.9%        56.5%
   Expense ratio                                      23.9%        23.0%
   Combined ratio                                     82.8%        79.5%

(a) See "Reconciliation of Non-GAAP Measures."

Within the Excess and Surplus Insurance segment, results by major line of business are as follows:

                                                   Three Months Ended
                                                         March 31,
                                             -----------------------------
                                                 2007            2006
                                             --------------  -------------
                                                      ($ in thousands)

CASUALTY LINES
Gross written premiums                        $     58,757   $     50,249
Net earned premiums                           $     46,886   $     37,702
Losses and loss adjustment expenses           $     26,982   $     21,309
Loss ratio                                           57.5%          56.5%

PROPERTY LINES
Gross written premiums                        $      6,722   $      7,519
Net earned premiums                           $        503   $      1,882
Losses and loss adjustment expenses           $        921   $      1,058
Loss ratio                                          183.1%          56.2%

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

JRVR Announces First Quarter Results
Page 6
April 30, 2007

WORKERS' COMPENSATION INSURANCE

                                                   Three Months Ended
                                                        March 31,
                                           ----------------------------------
                                                 2007              2006
                                           -----------------  ---------------
                                                      ($ in thousands)

Gross written premiums                     $         14,609   $       10,397
                                           =================  ===============
Net written premiums                       $         14,247   $        9,112
                                           =================  ===============

Net earned premiums                        $         12,860   $        8,505
Losses and loss adjustment expenses                   6,365            6,850
Underwriting expenses                                 3,650            2,298
                                           -----------------  ---------------
Underwriting profit (loss) (a)             $          2,845   $         (643)
                                           =================  ===============

Ratios:
   Loss ratio                                          49.5%            80.5%
   Expense ratio                                       28.4%            27.0%
   Combined ratio                                      77.9%           107.6%

(a) See "Reconciliation of Non-GAAP Measures."

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

JRVR Announces First Quarter Results
Page 7
April 30, 2007

RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles the underwriting profit (loss) by individual insurance segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its insurance segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit
(loss) of insurance segments. Our definition of underwriting profit (loss) of insurance segments and underwriting profit (loss) may not be comparable to that of other companies.

                                                                 Three Months Ended
                                                                     March 31,
                                                            -----------------------------
                                                                2007            2006
                                                            --------------  -------------
                                                                   (in thousands)
Underwriting profit (loss) of the insurance segments:
   Excess and Surplus Insurance                             $       8,172   $      8,131
   Workers' Compensation Insurance                                  2,845           (643)
                                                            --------------  -------------
Total underwriting profit of insurance segments                    11,017          7,488
Other operating expenses of the Corporate and
   Other segment                                                     (945)          (641)
                                                            --------------  -------------
Underwriting profit                                                10,072          6,847
Net investment income                                               5,771          3,993
Net realized investment losses                                         (8)           (35)
Other income                                                           70             42
Interest expense                                                   (1,284)          (777)
                                                            --------------  -------------
Consolidated income before taxes                            $      14,621   $     10,070
                                                            ==============  =============

                                      -END-